Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Hollywood Media Corp. on Form S-3 No. 333-130903 and S-3 No. 333-133909 and in the related Prospectuses, in the Registration Statements (Form S-8 No. 333-14659) and (Form S-8 No. 333-45098) pertaining to the 1993 Stock Option Plan, as amended, and the Directors Stock Option Plan, (Form S-8 No. 333-62152) pertaining to the Hollywood Media Corp. 2000 Stock Incentive Plan, 401(k) Plan and the Director's Stock Option Plan, (Form S-8 No. 333-114176) pertaining to the Hollywood Media Corp. 2000 Stock Incentive Plan as Amended October 30, 2003 and the Hollywood Media Corp. Directors Stock Option Plan as Amended May 1, 2003, (Form S-8 No. 333-124559) pertaining to the Hollywood Media Corp. 2004 Stock Incentive Plan and (Form S-8 No. 333-158223) pertaining to the Hollywood Media Corp. 401(k) Plan of our report dated April 1, 2013, with respect to our audit of the consolidated financial statements of Hollywood Media Corp. as of December 31, 2012 and for the year ended December 31, 2012, which report is included in this Annual Report on Form 10-K of Hollywood Media Corp. for the year ended December 31, 2012.

/s/ Marcum LLP

Marcum LLP

Fort Lauderdale, Florida

April 1, 2013